EXHIBIT 10.18

FIRST AMENDMENT TO

MMA CAPITAL MANAGEMENT, LLC

2012 NON-EMPLOYEE DIRECTORS’ COMPENSATION PLAN

THIS FIRST AMENDMENT TO MMA CAPITAL MANAGEMENT, LLC 2012 NON-EMPLOYEE DIRECTORS’ COMPENSATION PLAN is adopted as of the 12th day of March, 2015.

1.            Specific Amendments. The following amendments are hereby made to the Plan:

(a)	All references to Municipal Mortgage & Equity, LLC contained in the Plan shall be amended to reflect the September 29, 2014 name change to MMA Capital Management, LLC.

(b)	Section 2(o) of the Plan is hereby amended and restated to read as follows:

“Total Annual Compensation” shall be determined as follows:

i.	“Base Compensation”. Base Compensation shall be $60,000.00 per annum, payable quarterly; and

ii.	“Chairperson Compensation”. In addition to the Base Compensation, an additional fee is payable quarterly to any director that serves as chairperson of the Board, or chairperson of any of the designated committees of the Board. The additional fees are as follows:

1.	Chairperson of the Board - $20,000 per annum

2.	Audit Committee - $15,000.00 per annum

3.	Governance Committee - $10,000.00 per annum

4.	Compensation Committee - $10,000.00 per annum

The Board may amend the amounts in this Section from time to time, in its sole discretion, subject to the Company’s Operating Agreement, By-laws, and applicable law.

2.            Definitions. All capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

3.            No Other Amendments. Except as modified herein, the Plan remains in full force and effect in accordance with its terms.

Adopted by the Board: March 12, 2015

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